Exhibit 99.1

DATA RESOURCE CONSULTING, INC.
AND SUBSIDIARY

Financial Statements as of and for the
year ended December 31, 2004 and for the
year ended December 31, 2003,
and Report of Independent Registered
Public Accounting Firm

DATA RESOURCE CONSULTING, INC.
AND SUBSIDIARY

[LETTERHEAD OF KINGERY & CROUSE, P.A.]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Data Resource Consultants, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheet of Data Resource Consultants, Inc. and subsidiary (the “Company”) as of December 31, 2004 and the related consolidated statements of operations and deficit, and of cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004, and the consolidated results of its operations and cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has suffered recurring losses from operations and will require a significant amount of capital to proceed with its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kingery & Crouse, P.A.

July 8, 2005
Tampa, FL

2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618
PHONE: 813.874.1280   FAX: 813.874.1292   WWW.TAMPACPA.COM

DATA RESOURCE CONSULTING, INC.

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2004

ASSETS

CURRENT ASSETS:
Cash	$7,315
Trade receivables (net of allowance for doubtful accounts of $5,000)	31,542
Due from related parties	3,695

Total current assets	42,552

FURNITURE AND EQUIPMENT (net of accumulated depreciation of $10,895)	5,222

TOTAL	$47,774

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$231,264
Due to related parties	1,450

Total current liabilities	232,714

STOCKHOLDERS’ DEFICIT:
Common stock, $0.01 par value, 500 shares authorized, issued and outstanding	500
Additional paid-in capital	500
Deficit	(185,940)

Total stockholders’ deficit	(184,940)

TOTAL	$47,774

See notes to consolidated financial statements

DATA RESOURCE CONSULTING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
REVENUES	$1,311,621	$760,881

COST OF REVENUES	466,016	251,529

GROSS PROFIT	845,605	509,352

OTHER OPERATING EXPENSES:
Employee compensation and benefits	334,788	93,801
Management fees - related party	316,280	329,917
Selling and marketing	156,516	77,288
Occupancy and equipment	43,499	36,776
Telephone	42,191	20,350
Travel and entertainment	9,088	2,713
Other	49,122	26,981

Total other operating expenses	951,484	587,826

NET LOSS	(105,879)	(78,474)

DEFICIT, BEGINNING OF YEAR	(80,061)	(1,587)

DEFICIT, END OF YEAR	$(185,940)	$(80,061)

LOSS PER COMMON SHARE - BASIC AND DILUTED	$(212)	$(157)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	500	500

See notes to consolidated financial statements

DATA RESOURCE CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

		2004		2003

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$	$(105,879)	$	$(78,474)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization		580		7,611
Provision for bad debts		5,000		—
Changes in assets and liabilities, net:
(Increase) decrease in receivables		(36,542)		7,250
Increase in amounts due from related parties		(2,920)		(281)
Increase in accounts payable and accrued liabilities		145,532		79,184
Decrease in due to related parties		—		(3,156)

NET CASH PROVIDED BY OPERATING ACTIVITIES		5,771		12,134

CASH USED BY INVESTING ACTIVITIES -
Purchases of property and equipment		(5,802)		(7,611)

NET CHANGE IN CASH		(31)		4,523

CASH, BEGINNING OF YEAR		7,346		2,823

CASH, END OF YEAR		$7,315		$7,346

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid		$-		$-
Income taxes paid		$-		$-

See notes to consolidated financial statements

DATA RESOURCE CONSULTING, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Data Resources Consulting, Inc. (“DRC”), which was incorporated under the laws of the state of Florida in 2002, provides marketing services, including targeted market research, search engine marketing and design, e-mail broadcasts, website development, blogs, and other related services. DRC’s operations are located in Clearwater, Florida and it services customers worldwide.

On April 21, 2005 (the “Effective Date”), DRC merged with Universal Healthcare Management Systems, Inc., (“Universal”) a publicly held company incorporated in the state of Florida. For financial statement purposes, the acquisition will be treated as a reverse acquisition with DRC being treated as the acquirer. In connection therewith, DRC succeeded to Universal’s name and its shareholders received 21,297,573 shares of Universal’s common stock on the date of transaction (which amount represents approximately 82.5% of the outstanding number of Universal’s shares after the merger). On June 1, 2005, Universal changed its name to In Touch Media Group, Inc.

Basis of Accounting

Our consolidated financial statements are prepared using the accrual method of accounting.

Principles of Consolidation and Investments

The accompanying consolidated financial statements include the accounts of DRC and Corium Marketing Group, Inc. (collectively “we”, “us”, “our”), a 50% owned joint venture that we control. Financial position and results of operations for this joint venture were minimal as of and for the years ended December 31, 2004 and 2003; as such no minority interest has been recorded in the accompanying financial statements. All intercompany transactions and balances have been eliminated in consolidation.

We also have investments in the following joint ventures which have had little or no activity through December 31, 2004. These investments are accounted for using the equity method in which we will recognize our proportionate share of any earnings or losses of the investees as they occur. A detail of our investments in these joint ventures is as follows at December 31, 2004:

Joint Venture	Interest	Investment Balance

Worldwide Record Pool, Inc. ("WRP")	50.0%	$-
Summit View Group, LLC ("SVG")	49.9%	$-
Investor Communication Corporation ("ICC")	50.0%	$-

		$-

Revenue Recognition, Accounts Receivable and Allowance For Doubtful Accounts

Our revenue recognition policy is consistent with the criteria set forth in Staff Accounting Bulletin 104 – Revenue Recognition in Financial Statements (“SAB 104”) for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104 we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery of our services has occurred; (3) our price to our customer is fixed or determinable; and (4) collectibility of the sales price is reasonably assured. As such, we recognize revenues as services are rendered.

Generally our fees for our services are paid in advance and/or upon completion of the services. However, alternative terms are negotiated periodically, and such receivables are presented in the balance sheets net of an allowance for doubtful accounts. We evaluate the allowance for doubtful accounts on a regular basis through periodic reviews of the collectibility of the receivables in light of historical experience, adverse situations that may affect our customers’ ability to repay, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Accounts receivable are determined to be past due based on how recently payments have been received and we charge bad debts in the form of an allowance account in the period the receivables are deemed uncollectible. Receivables are written off when we abandon our collection efforts.

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements. It is at least reasonably possible that our estimates could change in the near term with respect to this matter.

Furniture and Equipment

Furniture and equipment are stated at cost less accumulated depreciation. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation is calculated using either the straight-line method or an accelerated method over the estimated useful lives of the assets, which range from three to seven years.

Long-Lived Assets

Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. We believe that all of our long-lived assets are recoverable as of December 31, 2004.

Income Taxes

We compute income taxes in accordance with Financial Accounting Standards Statement No. 109 “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the tax bases of assets and liabilities and their financial statement carrying amounts. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. There were no significant temporary differences as of December 31, 2004.

Financial Instruments and Concentrations of Credit Risk

We believe the book value of our cash, receivables, accounts payable and accrued and other liabilities approximates their fair values due to their short-term nature.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash, and receivables. We maintain all of our cash in deposit accounts with one financial institution, where deposit accounts at times may exceed federally insured limits. We have not experienced any losses in such accounts.

Substantially all of our revenues and receivables arise primarily from marketing services agreements. We perform credit evaluations of our customers and generally do not require collateral as we believe we have certain collection measures in-place to limit the potential for significant losses. Substantially all of the receivables included in the accompanying consolidated balance sheet were recovered subsequent to December 31, 2004.

Advertising

We expense advertising costs as they are incurred. These expenses approximated $65,600 and $4,600 for the years ended December 31, 2004 and 2003, respectively.

Statement of Cash Flows

For purposes of the statement of cash flows, we consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Recent Pronouncements

FIN 46 – Consolidation of Variable Interest Entities

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FIN 46, (revised in December 2003 as FIN46R) “Consolidation of Variable Interest Entities,” which clarifies the application of Accounting Research Bulletin (“ARB”) 51, Consolidated Financial Statements, to certain entities (called variable interest entities) in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The disclosure requirements of this Interpretation are effective for all financial statements issued after January 31, 2003. The consolidation requirements apply to all variable interest entities created after January 31, 2003. In addition, public companies must apply the consolidation requirements to variable interest entities that existed prior to February 1, 2003 and remain in existence as of the beginning of annual or interim periods beginning after June 15, 2003. The adoption of FIN 46R did not have a significant impact on our consolidated financial statements.

SFAS 150 – Accounting for Certain ‘Financial Instruments with Characteristics of Both Liabilities and Equity

In May 2003, SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” was issued to establish new standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an entity classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of these instruments were previously classified as equity. This statement was effective when issued for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for calendar year public companies for the third quarter of 2003. The adoption of SFAS 150 had no impact on our consolidated financial statements.

SFAS 132 – Employers’ Disclosures about Pensions and Other Postretirement Benefits

In December 2003, SFAS No. 132R (revised) was issued which prescribes the required employers’ disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. Since we do not have any types of pension plans or other postretirement benefits, the adoption of this Statement did not have an effect on our consolidated financial statements.

SFAS 123(R) ‘Share-Based Payments

In December 2004, SFAS No. 123 (“FAS 123 (R)”), Share-Based Payments was issued. This statement requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. We will be required to apply FAS 123 (R) on a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, we may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after December15, 2005. We have determined that the adoption of FAS 123 (R) will not have an effect on our consolidated financial statements.

SFAS 153 – Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29

In December 2004, SFAS No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after December 15, 2005. The adoption of this statement is not expected to have a material impact on our consolidated financial statements.

Loss Per Common Share

We compute net loss per share in accordance with SFAS No. 128 “Earnings per Share” (“SFAS No. 128”) and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the periods. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. There were no common stock equivalents outstanding during the years ended December 31, 2004 and 2003; accordingly basic and diluted net loss per share are identical for both such years.

Stock-Based Compensation

We have adopted SFAS No. 148 “Accounting for Stock-Based Compensation — Transition and Disclosure” (SFAS No. 148). This statement amends FASB statement No. 123, “Accounting for Stock Based Compensation”. It provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for employee stock based compensation. It also amends the disclosure provisions of FASB statement No. 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Until such time that we are required to apply SFAS 123 [R} as permitted by SFAS No. 123 and amended by SFAS No. 148, we will continue to apply the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for our stock-based employee compensation arrangements.

NOTE B – GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred losses from operations and at December 31, 2004 have working capital and stockholders’ deficits. In addition, we will require a significant amount of capital to proceed with our business plan.

As discussed at Note A, in April 2005, we merged with a publicly held company. We believe that this merger will provide us with better access to additional debt or equity capital. In addition, we anticipate that our results of operations will continue to improve, thereby providing additional cash to fund our growth. Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C – INCOME TAXES

During the years ended December 31, 2004 and 2003, we recognized losses for both financial and tax reporting purposes. Accordingly, and because no significant temporary differences existed at such dates, no provisions for income taxes and/or deferred income taxes payable have been provided for in the accompanying consolidated financial statements.

At December 31, 2004, we had net operating loss carryforwards of approximately $180,700 for income tax purposes. Assuming that future stock issuances do not trigger a “change in control”, these carryforwards will be available to offset future taxable income in various years ending through December 31, 2024. The current and non-current deferred income tax assets, and related benefits for income taxes, are not recorded in the accompanying consolidated financial statements because we established a valuation allowance to fully reserve such assets, as their realization did not meet the required asset recognition standard established by SFAS 109. The deferred tax asset and related valuation allowance increased by approximately $38,000 during the year ended December 31, 2004.

NOTE D – OTHER COMMITMENTS

Operating Lease

At December 31, 2004, we leased our operating facility under an operating lease that terminated on June 30, 2005. Payments required under this lease approximated $1,660 per month.

In July 2005, we entered into two operating leases for our facilities. The leases terminate on June 30, 2007 and require monthly payments aggregating approximately $3,230. Future minimum payments required under these leases are approximately as follows:

Years Ending December 31,	Amounts

2005	$19,350
2006	38,700
2007	19,350

Total	$77,400

Rent expense approximated $30,400 and $13,500 for the years ended December 31, 2004 and 2003, respectively.